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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C. 20549

                           _____________

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934


Date of earliest event
  reported:  December 5, 2003


                      American Airlines, Inc.
      (Exact name of registrant as specified in its charter)


       Delaware                   1-2691                 13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


 4333 Amon Carter Blvd.      Fort Worth, Texas            76155
  (Address of principal executive offices)             (Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)







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Item 5.   Other Events

American Airlines, Inc. (American) is filing herewith a press release issued on December 5, 2003 by its parent company, AMR Corporation (AMR), as Exhibit 99.1 which is included herein. This press release was issued to report, among other things, the appointment of James Beer as Senior Vice President and Chief Financial Officer of AMR and of American.


Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release








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                             SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.




                                        Charles D. MarLett
                                        Corporate Secretary





Dated:  December 8, 2003












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                           EXHIBIT INDEX


Exhibit        Description

99.1      Press Release











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                                                  Exhibit 99.1



     AMR CORPORATION NAMES JAMES BEER CHIEF FINANCIAL OFFICER
American Airlines Maintains Positive Momentum with Craig S. Kreeger and C. David Cush Assuming New Roles

FORT WORTH, Texas - AMR Corporation today named James Beer, 42, as senior vice president-Finance and chief financial officer. Filling a previously announced vacancy, Beer, currently vice president-Europe and Asia for AMR Corp. subsidiary American Airlines, will immediately begin the transition to his new role.

Two existing American Airlines officers will also move into new roles. Craig S. Kreeger, 44, who presently serves as vice president and general sales manager, will become vice president-Europe and Asia. C. David Cush, 43, who most recently oversaw the strategic reorganization of the St. Louis hub, will become vice president and general sales manager.

"James' appointment demonstrates the depth of the management team here at AMR," said Gerard Arpey, president and chief executive officer of AMR Corporation and its American Airlines subsidiary. "James is a consummate professional, with an exceptionally strong financial background and an intimate familiarity with the significant challenges facing our industry.

"The ability of Craig and David to step into new roles, while preserving the momentum of our recovery here at AMR, is further testament to the strength of our existing leadership team," Arpey said. "Craig has done a great job spearheading our sales programs as well as leading the critical effort to address distribution costs. In addition to David's most recent responsibility in St. Louis, he has held leadership roles in Finance and Marketing and served as COO of Aerolineas Argentinas."

Beer joined American as a financial analyst in 1991. His progression through American's Finance department included serving as managing director-Corporate Development, managing director-International Planning and vice president-Financial Analysis and Fleet Planning. In January 2000, Beer became vice president-Corporate Development and treasurer, assuming responsibility for American's strategic initiatives, debt and equity financing, derivatives programs, banking, tax, insurance and fleet transactions. He remained in that role until June 2002 when he began overseeing American's international sales activities and operations in Europe and Asia.

Prior to joining American, Beer spent seven years as a management consultant at Andersen Consulting, now known as Accenture, in Europe and the United States. He holds a bachelor of Science degree in Aeronautical Engineering from Imperial College, London
University and an MBA from Harvard Business School.

Beer will be relocating back to the United States from the United
Kingdom.

A veteran of American's Marketing department, Kreeger joined American in 1985. He has held progressively responsible management roles in Finance, Banking, Corporate Development, Crew Resources and Yield Management. He was promoted to vice president-Revenue Management in 1995 and held that role until being selected to lead American's sales team and its worldwide sales programs.

Kreeger holds a bachelor of Arts in Economics from the University of California at San Diego and an MBA from the University of California at Los Angeles. He will be relocating to London from the airline's corporate offices in Texas.

Cush joined American as a member of the Finance department in 1986. He moved to Europe three years later as managing director-Finance and Administration for Europe, the Middle East and Africa. He later served in American's Miami, Caribbean and Latin American division first as managing director-Finance and Administration and then as managing director-Caribbean and Central America, where he oversaw all marketing and operational functions in those areas.


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Moving back to American's corporate headquarters in 1996, Cush became managing director-International Planning. He served in that role until 1998, when he joined Aerolineas Argentinas as chief operating officer. He returned to American two years later as vice president-International Planning and Alliances. He assumed responsibility for the St. Louis hub in September 2002.

Cush holds a bachelor of Fine Arts degree in Broadcast/Film and a bachelor of Science in Psychology from Southern Methodist
University. He earned his MBA from SMU as well.

Based in Fort Worth, Texas, AMR Corporation is the parent company of American Airlines and American Eagle Airlines. The company's stock is listed on the New York Stock Exchange under the trading symbol AMR.

                                ###

 Current AMR Corp. news releases can be accessed via the Internet.
               Our address is http://www.amrcorp.com